As filed with the Securities and Exchange Commission on February 11, 2004        Registration No. 333-109118

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2
AMENDMENT NUMBER TWO
Registration Statement under the Securities Act of 1933

TURBINE TRUCK ENGINES, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	3510	59-3691650
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

1200 Flightline Boulevard, Suite 5, Deland, Florida 32724 (386) 943-8358
(Address and telephone number of principal executive offices)

Corporation Guarantee & Trust Company

1000 West Street, 17th Floor, Wilmington, Delaware 19801 (800) 563-6131
(Name, Address and Telephone Number of Agent for Service)

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, $.001 par value	1,000,000	$2.00	$2,000,000	$161.80

(1)     This registration fee is calculated based on the price of the securities being registered in accordance with Rule 457(o).

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a), of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

Subject to completion, dated February 11, 2004

PRELIMINARY PROSPECTUS

TURBINE TRUCK ENGINES, INC.

1,000,000 Shares
Common Stock

        We are going to offer up to 1,000,000 shares of our common stock for $2,000,000 in proceeds from the offering. Prior to this offering, there has been no public trading market for our securities. The public offering price will be $2.00 per share and will be offered on a self-underwritten basis. This offering will expire one year from the date of this Prospectus. We must sell a minimum of 25,000 shares in order to receive proceeds of $50,000 from the offering. The proceeds from the sale of the securities will be placed in an escrow account opened at SouthTrust Bank, 100 E. New York Avenue, Deland, Florida 32724, until a minimum of 25,000 shares in the primary offering are sold.

        This offer is being made on a 25,000 share minimum, 1,000,000 share maximum basis. In the event that the minimum amount of 25,000 shares is not sold by the end of the 12 month period commencing on the date of the Prospectus (the “Termination Date”), all funds will be promptly returned to the investors, without interest. Once the minimum offering amount has been raised, the proceeds will be utilized by management as set forth herein.

_________________

THE COMMON STOCK BEING OFFERED INVOLVES A HIGH DEGREE OF RISK.
SEE“RISK FACTORS” COMMENCING ON PAGE 7 FOR A DISCUSSION OF
CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS. THE
COMMON STOCK BEING OFFERED IS NOT LISTED ON ANY NATIONAL SECURITIES
MARKET.

_________________

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED
THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO
THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

	Price to Public	Underwriting Commission	Proceeds to Company
Per Share	$2.00	$.0	$2.00

Total Maximum	$2,000,000.00	$.0	$2,000,000.00

Total Minimum	$50,000.00	$.0	$50,000.00

        The date of this preliminary Prospectus is February 11, 2004

TABLE OF CONTENTS

Prospectus Summary
Summary Financial Data
Risk Factors

       Business Risks
       Offering Risks

Dilution
Determination of Offering Price
Use of Proceeds
Business of the Company
Management
Certain Relationships and Related Transactions
Description of Securities
Plan of Distribution
Litigation
Legal Opinions
Experts
Index to Financial Statements	5 6 7 7 10 11 12 13 14 24 26 27 28 30 30 30 31

You should rely only on the information contained in or incorporated by reference in this Prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information provided by this Prospectus is accurate as of any date other than the date on the front of this Prospectus .

PROSPECTUS SUMMARY

The Company

        We are a Delaware corporation organized on November 27, 2000, for the purpose of acquiring, on an exclusive basis, certain proprietary technology license rights (the “License”) from Alpha Engines Corporation (“Alpha”). Alpha has developed and patented a new turbine engine technology that consists of an electromagnetic isothermal combustion (“EIC”) process which we believe to be a favorable alternative to the combustion technology currently used in diesel, gasoline and gas turbine engines. EIC is a high-energy pulse arc that is utilized to ignite fuel-air mixtures at low pressure, which is an isothermal reaction. This eliminates the need to pre-heat and compress the fuel. We believe the lower emissions and increased fuel savings resulting from the use of the Alpha Engines will appeal to our target market of highway truck engines initially in use in the United States and then internationally. (See “Business of the Company.”)

        We incorporated with the objective of raising capital and exercising an option to acquire an exclusive license from Alpha for manufacturing and marketing heavy duty highway truck engines utilizing Alphas’ Detonation Cycle Gas Turbine Engine technology embodied in U.S. Patent #6,000,214, and other proprietary technology and rights owned by Alpha including marketing survey data in the highway trucking industry.

        On December 15, 2000, we acquired the option rights to the above Alpha License and marketing survey data, from our founder and principal, Michael Rouse, in exchange for 10,000,000 shares of our common stock and his promotional services and out-of-pocket expenses over the past 18 months in acquiring the option from Alpha. We issued Alpha 10,000,000 shares of our restricted common stock in exchange for the option to acquire the license.

        We utilized a private placement pursuant to Rule 506 of Regulation D offering to raise operating capital and we currently intend to raise $2 million in capital from this SB-2 registration. We exercised our option and acquired the licensing rights on July 22, 2002 with a $250,000 promissory note payable to Alpha on July 22, 2003. The note has been extended until August 23, 2004 or upon completion of this SB-2. On March 4, 2003, Michael Rouse, our CEO, and Alpha contributed a total of 10,000,000 shares to our treasury, reducing the outstanding shares to 10,907,000 prior to this filing.

         To date, we have received no revenue from operations and ($2,923,387) represents our net losses since inception.

The Offering

        We are offering our shares of common stock at $2.00 per share on a self-underwritten basis. All funds received will be deposited into an Escrow Account established at SouthTrust Bank. At such time as the minimum offering amount has been received and accepted, the funds may be paid and used by us in accordance with the use of proceeds table set forth herein. (See “Use of Proceeds.”) In the event that the minimum amount of 25,000 shares is not sold by the end of the 12 month period commencing on the date of the Prospectus (the “Termination Date”), all funds shall be promptly returned to the investors, without interest.

        Affiliates of our Company may not purchase shares of our stock in order to achieve the minimum amount of our offering. Once the minimum offering amount has been subscribed for, Officers, Directors and their affiliates will be permitted to purchase no more than 20% of shares being sold and such purchases will be held for investment and not for resale.

Common Stock Offered by Turbine Truck Engines This offering will expire Common Stock outstanding prior to this offering Common Stock outstanding after this offering	1,000,000 common shares, $.001 par value

This offering will begin upon the date of the
Prospectus and will terminate whenever all of
the shares are sold, or 12 months after the date

10,907,000 common shares

11,907,000 common shares

SUMMARY FINANCIAL DATA

        The following summary financial and other data should be read in conjunction with “Management’s Discussion and Analysis or Plan of Operation,” “Capitalization,” the statistical information set forth under the heading “Business,” and the financial statements and related notes of Turbine Truck Engines, Inc., appearing in this Prospectus beginning on page F-1. The selected financial data at or for the periods ended September 30, 2003 and 2002 were derived from our unaudited financial statements for the respective periods. The selected financial data for the periods ended December 31, 2002, and 2001 were derived from our audited financial statements for the respective periods. The results of operations for the nine months ended September 30, 2003, are not necessarily indicative of the results for the full year.

Selected Statements of Operations Data

	Years Ended December 31, 2002 2001		Nine Months Ended September 30, 2003 2002		Period November 27, 2000 (Date of Inception) through September 30, 2003
			Unaudited		Unaudited
Operating costs	$2,791,624	$31,789	$82,083	$2,779,314	$2,910,105

Net loss	$(2,796,768)	$(31,789)	$(90,801)	$(2,781,610)	$(2,923,387)

Net loss per share	$(.26)	$(.01)	$(.01)	$(.26)	$(.28)

	December 31, 2002	September 30, 2003
		Unaudited
Current Assets	$6,905	$34,585

Total Assets	$63,138	$124,826

Current Liabilities	$9,350	$69,645

Long-term Debt	$238,574	$243,542

Total Stockholders' Deficit	$(184,786)	$(188,361)

RISK FACTORS

        You should carefully consider the risks described below before making an investment decision. The risks and uncertainties described below are material risks facing our contemplated operations. All material risks will be discussed in this section.

        If any of the following risks occur, our business financial condition or results of operations could be materially harmed. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.

        You could lose all of your investment if we do not remain a going concern.

Business Risks

We are in the development stage and have no operating history which means we may never generate revenues

        We were organized on November 27, 2000 and must accomplish several objectives prior to being in a position to generate revenue. We must raise significant additional capital, either through a public offering or second private offering, to design an experimental engineering prototype engine using the acquired technology that can be utilized in the heavy duty trucking industry. Only after such an engine is designed and successfully tested will we be in a position to pursue revenue generating activities. Accordingly, we have no record upon which investors may base an evaluation of its performance or any assumption that we will be profitable. We are likely to incur losses from startup operations as a result of, among other things, organization expenses, design and testing expenses, marketing and expansion costs. Therefore, our prospect for success must be considered in light of the risks, expenses and difficulties frequently encountered by a new small business attempting to exploit a new technology.

Our product may not be accepted by the trucking industry, which means we would have no business

        Although we have an exclusive license, there can be no assurance that we will be able to successfully design a heavy duty truck engine using the acquired technology, or that any engine designed will be accepted by the trucking industry. Acceptance of our engine in the trucking industry will depend upon many factors beyond our control, including without limitation, the dependability, amount of fuel savings and other benefits demonstrated by the engine.

        If we fail to design an engine that is accepted by the trucking industry, for whatever reason, the return to investors in this offering will be significantly impacted and such investors may lose all of their investment.

Our proposed product has not been designed and tested and therefore sales may not be made

        Alpha has designed, constructed and tested four experimental prototype engines to acquire engineering parameters which provides final data for the construction manufacturing of marketable engine. However, Alpha has not designed, constructed and tested a heavy duty highway truck engine. Substantial engineering will be required to design, construct and test a heavy duty truck engine using the acquired technology. There can be no assurance that such an engine can be successfully designed and brought to market. Furthermore, there may be a substantial period of time before such an engine is designed and commercially marketed. Even if sales are generated, there can be no assurance that we can obtain the profit margins that produce earnings for our operations and dividends for investors. Accordingly, we may not be able to continue as a going concern.

We will require additional financing and if we fail we will not be able to continue as a going concern

        While our management believes the proceeds from this offering will be sufficient to implement the first step of its business plan, which entails designing a prototype engine for highway trucks, unexpected contingencies could occur which would require us to secure additional financing, possibly in the form of loans secured by our assets. There can be no assurance that we could raise such additional capital to pay for any unanticipated expenses. Failure to raise such capital will not allow us to continue as a going concern.

We may not be able to continue as a going concern which means we could no longer conduct business

        We will experience negative earnings until such time as we are able to acquire a profitable engineering firm. Failure to make such an acquisition will limit our ability to continue as a going concern, accordingly investors will lose their entire investment. We intend on financing our future development activities and our working capital needs largely from the sale of public equity securities with some additional funding from other traditional financing sources, including term notes and proceeds from sub-licensing agreements until such time that funds provided by operations are sufficient to fund working capital requirements. Should we fail to make such an acquisition, our costs will be significantly increased and without excess working capital we will cease to continue doing business.

Indemnification of our management protects officers and directors for making poor decisions

        Under most conditions, our officers and directors may not be held liable for errors in judgment or other acts or omissions not amounting to fraud, gross negligence or malfeasance because provision has been made in the respective Articles of Incorporation holding them harmless and providing to them indemnification against liabilities or losses that arise from such acts or omissions. To the extent that such indemnification provisions are invoked, our assets could be reduced and our business could be impaired.

We are dependent on business partnerships and subcontractor relationships or we will not succeed

         In order to develop our engine using the acquired technology, we will need to establish business partnerships and/or subcontractor relationships with third parties having the funds and/or expertise to accomplish this objective. No assurances can be given that we will be successful in entering into any such business partnerships or subcontractor relationships. The failure to enter into such partnerships or relationships may have a material adverse effect upon our ability to complete design of the engine and implement our business plan because our costs would be substantially increased to the extent that we would not be able to implement our business model.

Intellectual property infringement could affect our market share if a competitor wrongfully acquired and utilized our licensed technology

        The technology which is licensed by us is covered by a patent. While this will afford us some protection, there can be no assurance that we or Alpha will be able to adequately protect the proprietary rights comprising the acquired technology. If we are successful in developing a commercially viable engine for the trucking industry, it can be expected that both existing and new engine manufacturers will be motivated to utilize the acquired technology to develop competitive products. It may be difficult for us and/or Alpha to prevent misappropriation of the acquired technology or the independent development by others of similar technology, especially in view of their limited resources and the potential cost of any legal action to enforce such rights. The cost of, and time dedicated to, enforcement by us of our rights, if any, could be significant. Regardless of the outcome of such enforcement proceedings, there can be no assurance that such proceedings will be effective. In addition, although we believe that there are no infringement or trade secret misappropriation claims against us and no grounds for the assertion of any such claims, the cost of responding to any such assertion, should it be made, could be significant and there is no assurance that we would prevail. We may not have the funds to enforce our rights and as a result may lose our right to utilize the patent or maintain any exclusivity to its use.

If we fail to acquire an engineering and manufacturing company, we will significantly increase our costs

        Although we are in the process of researching several engineering and manufacturing companies for potential acquisition, there can be no assurance that we will be successful in closing such transaction. The purpose of such an acquisition is to decrease costs and increase revenues. We intend to acquire such a company through a secondary financing or offering. Failure to acquire an operating engineering and manufacturing company and having to use an outside engineering firm will significantly increase our costs. Accordingly, we may not have sufficient working capital available to implement our business plan. To date, we have not entered into any negotiations, however, are currently reviewing potential candidates that meet our business model.

We may face competition with greater resources which could result in a more marketable engine for our competitor

        When developed, our engine products will compete with those of several well-established companies, which design, sell, produce or market heavy duty truck engines. Numerous large and well-financed firms, as well as government-funded institutions, are currently engaged in research and development of new engines and fuel cells for powering vehicles. Many of these companies have substantially greater financial, technical and other resources than we have, and they may have established reputations for success in the development, licensing, sale and service of their products and technology. Certain of those competitors have the financial resources necessary to enable them to withstand substantial price competition or downturns in the market for truck engine products. Without such resources, our company may not be able to become or remain competitive in the market.

Limited experience will require additional staff with specific expertise or we will be unable to develop our technology or business model

        We have limited experience in engine technology and product testing and development, and almost no experience with the acquired technology to be utilized in connection with our contemplated operations. Our design and testing and sales/marketing staff will require additional personnel in the future. There can be no assurance that we will be able to build an adequate staff. Without experienced staff we may not be able to complete the design of the engine and pursue our business plan.

If our license is terminated, our business will cease to exist

        Our entire business plan will be based on our License of the acquired technology. The License will be perpetual in duration, subject to the payment of annual royalty fees which are based on our net sales. The royalty fee is a minimum of $250,000 annually once operations commence and increased royalties will be based on increased sales. No royalties will be paid until manufacturing commences. The termination of the License, for any reason, could terminate our business and result in a total loss to all investors. In addition, our limited experience with the acquired technology will make us very dependent upon the technological and manufacturing support of Alpha. The license may be terminated by Alpha if the $250,000 promissory note is not paid by August 2004. Without the license, our business operations will cease.

Control by existing management is substantial and will negate any takeover attempts

        Upon completion of this offering , our directors, executive officers and certain principal stockholders and their affiliates will own beneficially more than a majority of the common stock then issued and outstanding. Accordingly, such holders, if acting together, will have the ability to exert significant influence over the election of our Board of Directors and other matters submitted to our stockholders for approval. The voting power of these holders may discourage or prevent any proposed takeover of the Company unless the terms thereof are approved by such holders.

We do not intend to pay dividends and will use any earnings to finance our growth

        We have never paid any dividends on our common stock and do not intend to pay dividends on our common stock in the foreseeable future. Any earnings which we may realize in the foreseeable future are anticipated to be retained to finance our growth. This means shareholders will not receive dividends on their shares but instead will rely on value added transactions completed by our management, if any.

Offering Risks

There is no assurance that a public market will develop which means that you may not be able to liquidate your investment

        Our common stock is not presently traded on any established market. There is no prior trading market for our common stock and there can be no assurance that a trading market for the common stock will develop, or if developed, that it will continue. If no market develops, it may be difficult or impossible for holders of the common stock to sell their shares if they should so desire. In addition, there are substantial restrictions on the sale or transfer of the common stock imposed by Federal and State securities laws. There are no assurances that holders will be able to sell their shares of the common stock or that sufficient shares will be sold to create a public market for the common stock. This means that holders may not be able to receive funds for the shares previously purchased.

Investors may lose their entire investment

        There can be no assurance that our offering will raise operating capital for our initial 12 months of operations. Should the minimum amount of the offering be the only amount raised in the offering, we could not operate for our initial 12 months and amounts contributed by investors in reaching the minimum would not be returned to the investors. If we fail to raise additional equity or debt financing, it would impair our operations and investors may lose the total amount of their investment.

Investors will suffer immediate dilution

        Following the purchase of the common stock, investors will experience immediate and substantial dilution of their investment. Assuming the sale of the maximum, investors will suffer an immediate dilution of $1.86 per share. Should only the minimum be sold, investors will be diluted by $2.02 per share.

Arbitrary offering price means we have no information to support the market price of our shares

        We have determined the number of shares to be offered based upon our estimate of the amount of proceeds necessary for planned uses. The offering price , which was determined by our board of directors, is based on our capital requirements and current market conditions, the capital structure of our company and our prospects for success. Accordingly, the offering price should not be considered an indication of the actual fair market value of the common stock as if appraised by a qualified third party.

Funds will not be returned to investors which means your investment could be in an undercapitalized company

        We are offering a minimum amount of common stock which will result in proceeds of $50,000 to us. Once the minimum offering amount has been subscribed for, we will utilize those funds for our business operations and investors will not receive a return of their investment. You should be aware that receipt of the minimum offering amount would severely impair our business operations. In addition, we would require additional financing and there can be no assurance that such financing would be available on reasonable terms. Without obtaining such financing, we will not be able to continue our business operations.

Future sales of our common stock by our existing stockholders could decrease the trading price of the common stock

        Assuming a public market for our shares develops at some future date, of which there can be no assurance, sales of a large number of shares of our common stock in the public markets after this offering, or the potential for such sales, could decrease the trading price of our common stock and could impair our ability to raise capital through future sales of our common stock. Upon completion of this offering, there will be 11,907,000 shares of our common stock outstanding. Of these shares, the 1,000,000 shares of common stock included in the shares sold in this offering will be freely tradable without restrictions or further registration under the Securities Act of 1933, unless such shares are purchased by our “affiliates,” as that term is defined in Rule 144 of the Securities Act of l933.

        All of the rest of our outstanding shares will be “restricted securities” for purposes of Rule 144 of the Securities Act and may not be resold unless registered under the Securities Act or sold pursuant to an applicable exemption from registration, including the exemption contained in Rule 144. All of these securities are eligible for sale on the open market under Rule 144 (subject to the volume, holding period and manner of sale limitations of that rule), except for shares which are subject to lockup agreements which prohibit their sale for periods of six months from completion of the offering and sales of 10% of share holdings each month thereafter.

DILUTION

        Purchasers of our Common Stock in this offering will experience dilution in net tangible book value per share. Dilution in net tangible book value per share represents the difference between the offering price of our Common Stock in this offering and the net tangible book value of our Common Stock (the difference between our tangible assets and our liabilities, divided by the number of shares of Common Stock outstanding) immediately after the sum of all of the shares offered hereby.

        As of September 30, 2003, our negative net tangible book value was ($274,628), or ($0.03) per share of our outstanding Common Stock. After giving effect to the sale of a maximum number of shares of Common Stock in this offering, and our net tangible book value as of September 30, 2003 would have been $1,725,372, or $0.16 per share of our outstanding Common Stock. This represents an immediate increase in our net tangible book value of $0.19 per share to current stockholders and an immediate dilution of a $1.84 per share to new investors purchasing the shares in this offering. After giving effect to the sale of a minimum number of shares of Common Stock sold in this offering, our net tangible book value as of September 30, 2003 would have been ($224,628), or ($0.02) per share of our outstanding Common Stock. This represents an imediate increase in our net tangible book vlue of $0.01 per share to current stockholders.

        The following table illustrates the foregoing information as of September 30, 2003 with respect to dilution to new investors:

	Assuming Sale of Maximum Offering	Assuming Sale of Minimum Offering
Public Offering Price	$2.00	$2.00

Net tangible book value per share for existing shareholders before
Offering	(.03)	(.03)

Increase per share attributable to payment for shares purchased by new
investors	.19	(.01)

Pro forma net tangible book value after Offering	.16	(.02)

Net tangible book value dilution per share to new investors	$1.84	$2.02

DETERMINATION OF OFFERING PRICE

        The offering price of the 1,000,000 common shares being offered has been determined primarily by our capital requirements, current market conditions and our capital structure and has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no operating history and have not generated any revenues to date, the price of the shares is not based on past earnings nor is it indicative of current market value for the assets owned by us. The board of directors based the $2.00 price on a weak market combined with the number of shares issued to maintain a reasonable market cap and company valuation.

Forward-Looking Statements

        Some of the information contained in this Prospectus involves forward-looking statements. These statements include, but are not limited to, statements about our industry, plans, objectives, expectations and other statements that are not historical facts. Forward-looking statements by their nature involve risks and uncertainties. Therefore, actual results may differ materially from those implied or expressed by these statements. Accordingly, you should not place undue reliance on these forward-looking statements.

USE OF PROCEEDS

        The net proceeds to the Company range from $50,000 (the “Minimum”) to $2,000,000 (the “Maximum”). Management will have discretion to allocate the proceeds of the offering in terms of timing and priorities in keeping with the business plan. Should only the Minimum be raised, we anticipate operating capital for three months. Assuming 100% of the offering is successfully sold, we anticipate 12 months of capital requirements.

        It is possible that no proceeds may be raised from this offering. If fewer than all of the shares are sold, we will have to delay or modify our current plans. There can be no assurance that any delay or modification will not adversely affect our development. If we require additional funds to develop our plan, such funds may not be available on terms acceptable to us.

Use of Proceeds Summary Table

        The foregoing represents our best estimate of allocation of the proceeds of this offering, based upon the current state of our business operations and our current plans. Pending application of the net proceeds of this offering, we may temporarily invest such funds in interest-bearing accounts, certificates of deposit, government obligations, short-term interest bearing obligations, and similar short-term investments.

	100% 2,000,000	75% $1,500,000	50% $1,000,000	25% $500,000
Gross Proceeds:

Offering expenses	$50,000	$50,000	$50,000	$50,000

License Acquisition - Pay Note (1)	250,000	250,000	250,000	250,000

Design & Construct Truck Engine (2)	460,000	460,000	410,000	75,000

Demonstration & Administrative Facility (3)	650,000	375,000	50,000	50,000

General & Administrative (4)	185,000	100,000	52,000	0

Working Capital (5)	255,000	175,000	100,000	25,000

Marketing & Promotional Expenses (6)	150,000	90,000	88,000	50,000

Total Net Proceeds	$1,950,000	$1,450,000	$950,000	$450,000

(1)	Following the payment for the offering expenses, the first available funds are to be used to secure the license by payment of the promissory note.

(2)	Estimated contract cost for designing, constructing and testing the final prototype engine. In the event that only 25% of the funds are raised, $75,000 will be used for design and construction of basic engine parts.

(3)	Includes engine demonstration test cell, purchase or lease of corporate offices, furniture, fixtures and office equipment.

(4)	Includes expenses associated with salaries of CEO and other key employees.

(5)	Includes expenses generally associated with working capital such as contract services, building maintenance and utilities.

(6)	Includes advertising in trade publications and general media directed to investors.

Sale of the minimum offering amount

        In the event we raise only the minimum, we will only be able to pay off the expenses incurred to date and investors will lose their entire investment in our company.

BUSINESS OF THE COMPANY

Background

        We are a Delaware corporation, incorporated on November 27, 2000. Our authorized capital stock consists of 100,000,000 shares of common stock, $.001 par value.

         On December 15, 2000, we acquired the option rights to the Alpha License and marketing survey data from our founder and principal, Michael Rouse, in exchange for 10,000,000 shares of our common stock and his promotional services and out-of-pocket expenses over the past 18 months in acquiring the option from Alpha. We issued Alpha 10,000,000 shares of our restricted common stock in exchange for the option. Alpha held the core rights to the licensed technology which was licensed to us. The novel patents are registered in the name of Robert L. Scragg, the majority shareholder of Alpha.

         We utilized a Regulation D, Rule 506 offering to raise capital and we currently intend to raise $2 million in capital from this SB-2 registration followed by a private placement for a minimum of $10 million to meet the terms and conditions of the option agreement. There is no assurance that we will be able to raise $10 million in the future. Failure to raise these funds would adversely affect us by causing delays in developing an engineered prototype which is necessary to secure a manufacturing partner for our engine. We exercised our option and acquired the licensing rights on July 22, 2002 with a $250,000 promissory note payable to Alpha on July 22, 2003 and later extended to August 2004 or upon completion of the SB-2, whichever occurs first. On March 4, 2003, Michael Rouse, our CEO, and Alpha contributed a total of 10,000,000 shares to our treasury, reducing the outstanding shares to 10,907,000 prior to this filing. Alpha designs, constructs and tests prototypes derived from their core technology and license the technology to companies that have potential ability to commercialize the different applications.

         Our major asset is the ownership of an exclusive License from Alpha for manufacturing and marketing heavy duty highway truck engines utilizing Alpha’s “Detonation Cycle Gas Turbine Engine” (“DCGT”) technology embodied in U.S. Patent No. 6,000,214 and other proprietary technology and rights owned by Alpha including Marketing Survey Data in the highway trucking industry. Detonation refers to an instant burning of a fuel-air mixture producing an explosion. Cycle refers to the explosion happening in one chamber and then in another chamber, repeating over and over again. Gas is the fuel which is in a gaseous state. Turbine is a rotating wheel or disk connected to a shaft spinning in one direction. This combined process along with the EIC process creates the high efficiency, low emission engine that we intend to bring to market. The License was granted in exchange for shares of our restricted common stock and other considerations. If we do not pay the $250,000 note by August 23, 2004, we will be in default and lose the acquired license.

Our Product

        Our product will be a new energy-efficient, Detonation Cycle Gas Turbine Engine (“DCGT”) for heavy-duty highway trucks. To date, we have no marketable product and will rely on Alpha to design, construct and test a 540 horsepower prototype that will conform to our licensed application. Since our inception, we have continued to raise capital to bring this patented technology closer to where it can be utilized in a common market. The application demanding the most change is the highway trucking market.

        Alpha is in the process of designing a 540 hp engine for use in highway trucks. Therefore compliance with state and federal regulators will not be a factor until we have an engineered prototype in a test vehicle, which is anticipated to be approximately three years from the completion of the funding of this offering. Alpha completed all research and development in 1997, which resulted in a patent being issued in 1999. Alpha has been at work drawing the design for the truck engine. We need only to design and test an engine that meets our needs using the existing proven technology, however, this takes a considerable amount of money.

         The patent is a novel patent with a 20-year life from the filing date of December 16, 1997. The patent was based on research and development beginning in 1984, which included the design, construction, and testing of four working prototypes. The patent attorneys were Schoemaker & Mattare Ltd. The inventor will file additional patents to protect any new developments in the engine technology. We will have access to any new patent filings on the highway truck engines as provided for in our licensing agreement.

        This patent is impossible to describe in layman terms as to how it works; however, its simplicity makes it very unique. A detonation cycle gas turbine engine includes a turbine rotor contained in a housing. The exhaust ports of respective valveless combustion chambers are located on opposite sides of the rotor directing combustion gases toward the turbine. The chambers are connected by a valveless manifold fed with fuel and oxidizer. When combustible gases are detonated by an igniter in one of the combustion chambers, the back pressure from the detonation shuts off the fuel and oxidizer flow to that chamber and redirects the fuel and oxidizer to the opposite chamber, where detonation occurs. The process repeats cyclically. Power is taken off the rotor shaft mechanically or electrically.

        The invention utilizes a water wheel as the turbine wheel which has blades that are positively displaced through a blade race by the rapid expansion of gases exiting from combustion chambers via nozzles, rather than pistons or gas turbines.

        Our engine has a blower, rather than a compressor, to supply less air per horsepower hour than required by existing gas turbines or piston engines, thereby producing less exhaust gases per horsepower hour.

        The blower supplies low pressure air via a single manifold to two combustion chambers simultaneously thereby requiring less work to complete a detonation cycle, resulting in higher thermo mechanical efficiencies than gas turbines or piston engines.

        The engine manifolds, combustion chambers, and ignition system has the capability of cyclically detonating fuel-air mixtures without using valves. The engine uses a fuel pump and vaporizers to gasify wet fuels prior to mixing with combustion air in the manifolds to produce complete combustion of all fuel-air mixtures in the detonation process. The engine uses a plasma arc ignition, a visibly constant illuminating plasma flame between two electrodes to detonate fuel-air mixtures and does not require critical ignition timing.

        Low pressure air and fuel mixtures are detonated instantaneously–in less than one millisecond–producing high velocity shock waves that kinetically compress inert gases resulting in higher working pressures than the pressures produced in constant pressure heating utilized in gas turbine engines, and Otto and Diesel cycle piston engines.

         The detonation cycle engine uses less working fluid and produces less exhaust gas per horsepower hour than Brayton cycle turbines and Otto or Diesel cycle piston engines.

        Alpha has developed four working prototypes as described below:

1.	First engine was developed in 1987. The engine consisted of one 8-inch diameter, 26-pound turbine wheel. Driven by two horizontally opposed combustion chambers. The engine produced 78 horsepower at 12,500 rpm.

2.	This engine was developed in 1989. The engine consisted of two 5-inch diameter, 11-pound turbine wheels mounted on a single shaft. Driven by four horizontally opposed combustion chambers. The engine produced 130 horsepower at 14,000 rpm.

3.	This engine was developed in 1991. The engine consisted of two 7-inch diameter, 19.6 pound turbine wheels mounted on a single shaft. Driven by four horizontally opposed combustion chambers. The engine produced 256 horsepower at 8,300 rpm.

4.	This engine was developed in 1997. The engine consists of four 6-inch diameter, 12 pound turbine wheels mounted on a single shaft. Driven by eight horizontally opposed combustion chambers. The engine produces 130 horsepower at 8,400 rpm. This engine is currently used for demonstration and can be seen by appointment.

5.	With current data derived from testing previous prototypes, Alpha is designing a 540 horsepower engine that can power a highway truck. Preliminary design concepts estimate the engine will have six 15-inch diameter, 20-pound turbine wheels mounted on a single shaft, driven by 12 horizontally opposed combustion chambers, producing 540 horsepower at 3,000 rpm.

        The DCGT includes an Electromagnetic Isothermal Combustion (“EIC”) process that powers the engine. The EIC process produces complete combustion of fuel-oxidizer mixtures in cyclic detonations that negate unwanted nitrogen oxide and carbon monoxide emissions. The high pressure gases produced by the detonations drive a unique turbine producing shaft horsepower.

        The EIC process enables the DCGT to operate with blower air at low static pressure, negating the necessity of compressing and preheating fuel-oxidizer mixtures prior to combustion. By eliminating the compression of fuel-oxidizer mixtures, the DCGT achieves higher thermal efficiencies in a simplified mechanical structure. The DCGT has the following proprietary and competitive advantages over current diesel, gasoline and gas turbine engines:

   ·    Air cooled — less than 2 pounds per horsepower
   ·    Fewer moving parts — less maintenance
   ·    Flex-fuel and mixed fuels capability
   ·    Operates on all hydrocarbon fuels, hydrogen and syn fuels
   ·    Cold start capability with any fuels
   ·    Less fuel and “Greenhouse exhaust gases”
   ·    Less nitrogen oxides and carbon monoxide exhaust emissions
   ·    Less hydrocarbon exhaust emissions
    ·   No lube oil, filters or pumps

        Alpha has completed basic research, exploratory development, and advanced development with the design, construction and testing of four experimental prototype engines.

        Our new energy efficient detonation cycle gas turbine can be designed and manufactured as a new or replacement engine for all heavy duty trucks that utilize engines ranging from 300 to 1,000 horsepower.

         We intend to target 18 wheel class 8 vehicles commonly used for transporting goods throughout the United States for distribution of our engine. We will not require governmental approval until such time as the engine is placed in vehicles for use. Our engine will meet the new more stringent tailpipe emission requirements set forth by the Environmental Protection Agency (“EPA”).

         Research and development of our engine was completed in 1998 with patents obtained in 1999. Through testing, we hope to be able to comply with existing and future environmental laws. We intend to supply our fuel efficient, lower emission engine to a marketplace that must comply with more stringent governmental regulations.

        We acquired our license from Alpha on July 22, 2002. The material terms of the license agreement are as follows:

    1.     $250,000 promissory note payable August 23, 2004 or agreement is terminated
    2.     $250,000 minimum royalty payment each year
    3.     Eight percent (8%) of net sales royalty payment after manufacturing and sales commence
    4.     Additional contract fees will be paid to Alpha for design and engineering services.

         Other than being the licensor and a principal shareholder, we have no affiliation with Alpha.

Our Business Strategy

         We plan to introduce our DCGT engine into the highway truck market through a pilot program in the year 2005, execute a joint venture agreement with a potential manufacturer in 2006 for mass production, and to be firmly established in that market by the year 2007. The following events have prompted us to bring our proprietary highway truck engine into the market as soon as possible:

o	"Diesel Engine Makers Agree to Penalty Over $1 Billion in EPA Pollution Case." Wall Street Journal, October 23, 1998 (see articles under The Market)

o	"Caterpillar Loses in Patent Ruling." "Frost & Sullivan estimates cost of $3 billion to design new engine." Wall Street Journal, January 21, 2000 (see article under The Market)

         We are seeking an initial public offering of $2,000,000 to complete the following transactions:

o	Pay off our promissory note to Alpha Engines Corporation within 30 days of receiving funds: If we fail to raise sufficient funds to secure the license, we will be unable to continue. Our company’s business is based on having this Exclusive License.

o	Contract Alpha to design our next highway truck engine prototype for demonstration: Alpha has given us a written proposal for the design, construction and testing of a 540 hp prototype at a cost of $460,000, to be completed within a 12-month period from the effective date of a signed contract.

o	Construction of a new demonstration and administration facility: We are currently looking at pre-approved building locations in Deland, Florida to headquarter our company. Pre-approved means a real savings of time in the construction process. Building could be completed in six to eight months for an 8,000 square foot facility. If funds are not available for construction, there are several leaseholds that we can secure that will accommodate our business needs.

o	Marketing and promotional services within first six months from offering: It is our main focus to get our story out to the investing public.

1.	30-second television commercial (approximately $2,000 per spot) to be aired on cable channels that are stock market based. Programs like Kudlow & Cramer, Rukeyser’s Wall Street, and Closing Bell.

2.	Advertising in industry specific trade magazines and trucking publications.

o	Working capital and manpower within first six months from the offering:

1.	It will be necessary for us to hire technological and administrative personnel.

2.	Day-to-day operating expenses.

3.	Officers salaries

         Alpha will own all developments, works or authorship, discoveries, inventions, mask works, improvements, and trade secrets, whether or not patentable or copyrightable, that are conceived, developed, or reduced to practice, alone or jointly with others, and all associated intellectual property rights, in connection with the development of the DCGT engine prior to the formation of any potential joint venture (“Core Technology”), but will grant the joint venture a perpetual, worldwide, royalty-free, fully paid and exclusive license, with full rights to sublicense and assign, to utilize the Core Technology in the heavy duty truck industry. Alpha will own the Core Technology in other fields of use.

The Market

        There is an unmet need for a new energy efficient detonation cycle gas turbine engine for heavy duty highway trucks in the first quarter of the 21st Century. The following articles show the need and also show that current manufacturers do not have a new engine. For any of the current manufacturers to develop a new engine will cost them an estimated $3 billion.

        Wall Street Journal, January 21, 2000: “Emissions standards governing diesel engine makers were tightened in 1998 and will be tightened further in 2002. Although diesel engines passed federal tests regarding emission of nitrogen oxide, highway tests found emission levels in actual use to be as much as three times the legal limit. Overall, it could cost the industry at least $3 billion to design a new engine able to strictly meet pollution requirements, according to Frost & Sullivan, a Mountain View, California consulting firm. Subroto Banerjee, director of Frost & Sullivan’s automotive group, said cleaner fuels alone won’t solve the basic problem. “The truck’s owner is going to pay for this, either up-front in the cost of the truck, or in the form of higher truck fuel costs.”

        Wall Street Journal, October 1998: “Diesel-Engine Makers Agree to Penalty Over $1 Billion in EPA Pollution Case.” “The biggest makers of heavy diesel engines, Caterpillar, Cummins, Detroit Diesel, Mack Trucks, Navistar International and Volvo Truck agreed to pay a total of more than $1 billion to cover fines, investments in cleaner engines and other corrective actions to settle federal claims that they violated the federal Clean Air Act.”

        Another major problem facing transcontinental trucking by the year 2010 is the potential absence of a single fuel source across the U.S. In an effort to clean up our air and reduce our dependency on foreign oil, the Department of Energy (“DOE”), Department of Transportation (“DOT”), and EPA are funding alternative fuels programs of all types: Compressed Natural Gas (“CNG”), Liquid Natural Gas (“LNG”), Liquid Petroleum Gas (“LPG”), Methanol-Gasoline (“M85”), and Ethanol-Gasoline (“E85”). These alternative fuel sources are being implemented nationwide.

        Commercial transport vehicle operators are seeking new clean air engine technology for their specific needs. In the absence of a new energy efficient engine technology in the marketplace, major fleet operators are forced to switch to alternative fuels.

         In order to expedite our getting into the market, we must first demonstrate our engine’s capabilities through the design, construction and testing of our 540 horsepower prototype by Alpha.

Our Target Market

         We will target heavy-duty highway trucks requiring 300 to 1000 horsepower engines. The DCGT truck engines will sell at an estimated price of $25,000.

         Once the engine has been tested in a highway truck, it is our intention to sub-license our engine for manufacturing to current engine manufacturers in Europe and Asia and other parts of the world.

Current Competition

        Seven major engine manufacturers, including Ford, Caterpillar, Cummins, Detroit Diesel, Mack Trucks, Navistar International and Volvo Truck manufacture heavy duty truck engines, both gasoline and diesel, which are the major competitors to our company.

Operations

        On August 30, 2001, we entered into a consulting agreement with Bradford Capital, Inc. (“Bradford”), whereby Bradford would provide general advisory services to us for the purpose of strategic planning and assistance with mergers and acquisitions. This is a non-exclusive consulting agreement with Bradford’s owner, Brad Simmons. Bradford Capital, Inc. is not a registered broker-dealer under Section 15 of the Securities Exchange Act of 1934. Mr. Simmons is an investment banking consultant. His job is to introduce us to investment banking firms, angel and institutional investors, for the purpose of raising capital. Mr. Simmons' efforts resulted in a potential funding agreement for $2,000,000. The agreement was rejected by our board of directors on December 10, 2002. The decision was made to file an SB-2 public offering to raise the capital needed. We paid Bradford an initial fee of $15,000 upon the execution of the agreement. Bradford will receive compensation in the amount of six percent of all equities raised by Bradford; one and three quarters percent of all debt raised by Bradford. In addition, for all mergers and acquisitions introduced to us, Bradford would receive payment based on a sliding scale starting at six percent of the first $25,000,000 down to three and one-half percent after the first $100,000,000. Bradford will receive 5,000 three-year warrants per million dollars for all transactions introduced by Bradford, as stated above, at 115 percent of the closing bid price on the day we enter into a letter of intent. As of December 31, 2003, Bradford has not raised any funds nor located any merger or acquisition targets for us.

         Vladan Ivankovic was given the position of Vice President of Sales and Marketing in Europe. Mr. Ivankovic has made many initial contacts for us, such as Volvo, Mercedes-Benz and many others. They all expressed interest once we were further along. Mr. Ivankovic will be compensated on funds raised. Based on a sliding scale starting at six percent of the first $25,000,000; five percent of the next $25,000,000; four percent of the next $25,000,000; and three percent of the remaining enterprise value. Mr. Ivankovic has been authorized to choose potential partners and to conduct negotiations on our behalf. As of June 30, 2003, Mr. Ivankovic has not raised any funds nor has he located any partners or mergers or acquisition targets for us.

        On July 1, 2002, we entered into a consulting agreement with the inventor of the Detonation Cycle Gas Turbine engine and majority stockholder of Alpha. In connection with the license agreement, a $2,500 retainer per month is due for consulting services rendered. In addition, we agreed to pay the inventor $1,000 per day plus all out-of-pocket expenses for design and engineering services rendered. The inventor has not performed any design or engineering services for us. Alpha has been and continues to work on design drawings for a 540 horsepower engine.

Employees

        We presently have two full time employees. Staffing levels will be determined as we progress and grow. We also plan to add several employees to our staff. The level of employees is primarily contingent on the level of success of this offering. Our board of directors will determine the compensation of all new employees based upon job description.

Management’s Discussion and Analysis or Plan of Operation

        The following discussion and analysis of our financial condition and plan of operations should be read in conjunction with our financial statements and related notes appearing elsewhere herein. This discussion and analysis contains forward-looking statements including information about possible or assumed results of our financial conditions, operations, plans, objectives and performance that involve risk, uncertainties and assumptions. The actual results may differ materially from those anticipated in such forward-looking statements. For example, when we indicate that we expect to increase our product sales and potentially establish additional license relationships, these are forward-looking statements. The words expect, anticipate, estimate or similar expressions are also used to indicate forward-looking statements.

Background of our company

        We are a development-stage company and not yet generating any revenues. We expect to continue the commercialization of our Detonation Cycle Gas Turbine Engine (“DCGT”) technology. The licensor of the acquired technology has passed the research and development phase and has designed a working prototype. We need to redesign an engine for our application based on this proven Core Technology. We are relying on Alpha to design, construct and test a 540 horsepower engine prototype for our licnesed application. Our primary focus is to complete this public offering of our securities for the purpose of funding operations.

        The financing for our development activities to date has come from the sale of common stock. We intend to finance our future development activities and working capital needs largely from the sale of public equity securities with additional funding from a private placement or secondary offering of up to $10 million and other traditional financing sources, including term notes and proceeds from sub-licensing agreements until such time that funds provided by operations are sufficient to fund working capital requirements.

        Since we have had a limited history of operations, we anticipate that our quarterly results of operations will fluctuate significantly for the foreseeable future. We believe that period-to-period comparisons of our operating results should not be relied upon as predictive of future performance. Our prospects must be considered in light of the risks, expenses and difficulties encountered by companies at an early stage of development, particularly companies commercializing new and evolving technologies such as the DCGT. In July 2002, we acquired the license for the DCGT technology for the manufacture and marketing of heavy-duty highway truck engine.

        The following steps are required to bring the engine to market:

Step 1 Cost: Time frame: Step 2 Cost: Time frame: Step 3 Cost: Time frame:	Complete design and build prototype engine
$75,000
6 months

Complete testing of engine
$385,000
6 months from completion of Step 1

Construction of office and demonstration facilities
$650,000
within 12 months

For the year ended December 31, 2002 compared to the year ended December 31, 2001

        Operating Costs – During the years ended December 31, 2002 and 2001, operating costs totaled $2,791,624 and $31,789, respectively. The increase of $2,759,835 was attributable principally to the following categories: the acquisition of a license agreement in July 2002 in the amount of $2,735,649 which was expensed to research and development; salaries and wages and payroll taxes related to the addition of one officer, consulting expenses paid, insurance expense, and office space and other expenses.

        Interest Expense — Net — During the year ended December 31, 2002 net interest expense totaled $5,144. The increase was due principally to additional interest expense in connection with the a note issued for the acquisition of the license agreement in July 2002.

        The net loss for the year ended December 31, 2002 of $(2,796,768) increased from the prior year by $2,764,979. The increase in the net loss was mainly attributable to the amortization of the license agreement, payroll and payroll taxes, consulting expense, rent and insurance.

For the nine months ended September 30, 2002 compared to the nine months ended September 30, 2003

        Operating Costs – During the nine months ended September 30, 2003 and 2002, operating costs totaled $82,083 and $2,779,314, respectively. The decrease of $2,697,231 was attributable principally to the acquisition of a license agreement in July 2002 in the amount of $2,735,649, which was expensed to research and development costs against increases in officer's salary and consulting expenses during the nine months ended September 30, 2003.

        Interest Expense — Net — During the nine months ended September 30, 2003 net interest expense totaled $8,718 compared to $2,296 for the nine months ended September 30, 2002. The increase was due principally to additional interest expense in connection with the a note issued for the acquisition of the license agreement in July 2002.

        The net loss for the nine months ended September 30, 2003 of ($90,801) as compared to the nine months ended September 30, 2002 of ($2,781,610) decreased by $2,690,809. The decrease in the net loss was mainly attributable to the acquisition of a license agreement in July 2002 in the amount of $2,735,649, which was expensed to research and development.

Liquidity and capital resources

        As previously mentioned, since inception, we have financed our operations largely from the sale of common stock. From inception through December 31, 2002 we raised cash of $155,300 net of issuance costs, through private placements of common stock financings. At December 31, 2002 and September 30, 2003 we had cash and cash equivalents totaling $2,056 and $3,486, respectively.

        Since our inception through September 30, 2003 we have incurred approximately $2,828,022 of operating expenses. These operating expenses were principally related to the acquisition of a license agreement in July 2002 in the amount of $2,735,649, which was expensed to research and development costs for the DCGT technology and general and administrative expenses.

        We have incurred significant net losses and negative cash flows from operations since our inception. As of September 30, 2003 we had an accumulated deficit of approximately $2,923,400 and a working capital deficit of $35,060.

        We anticipate that cash used in product development and operations, especially in the marketing, production and sale of our products, will increase significantly in the future.

         We will be dependent upon our existing cash, together with anticipated net proceeds from this public offering and future debt issuances and private placements of common stock and potential license fees, to finance our planned operations through the next 12 months. We will continue to proceed in the design and testing phase of the DCGT engine during the next 12 months and will require additional funding to continue operations. Also, with proceeds from this offering, we intend to secure a larger office, manufacturing and testing facility. Based on our anticipated growth, we plan to add several employees to our staff. The level of employees is primarily contingent on the level of success of this offering. The Report of Independent Certified Public Accountants included elsewhere in this Registration Statement includes a going concern modification.

        Additional capital may not be available when required or on favorable terms. If adequate funds are not available, we may be required to significantly reduce or refocus our operations or to obtain funds through arrangements that may require us to relinquish rights to certain or potential markets, either of which could have a material adverse effect on our business, financial condition and results of operations. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of such securities would result in ownership dilution to our existing stockholders.

New accounting pronouncements

        In July 2001, the Financial Accounting Standards Board (FASB) issued SFAS 141, Business Combinations, and SFAS 142, Goodwill and Other Intangible Assets. SFAS 141 is effective for all business combinations completed after June 30, 2001. SFAS 142 is effective for the year beginning January 1, 2002; however certain provisions of this Statement apply to goodwill and other intangible assets acquired between July 1, 2001, and the effective date of SFAS 142. The adoption of these standards did not have a material impact on the Company’s financial statements.

        In August 2001, the FASB issued SFAS No.144, Accounting for the Impairment or Disposal of Long-Lived Assets. This statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes FASB Statement No. 121, Accounting for the Impairment or Disposal of Long-Lived Assets. The provisions of the statement are effective for the year beginning January 1, 2002. The adoption of this standard did not have a material impact on the Company’s financial statements.

        In June 2002, the FASB issued Statement 146, Accounting for Costs Associated with Exit or Disposal Activities. This statement requires entities to recognize costs associated with exit or disposal activities when liabilities are incurred rather than when the entity commits to an exit or disposal plan, as currently required. Examples of costs covered by this guidance include one-time employee termination benefits, costs to terminate contracts other than capital leases, costs to consolidate facilities or relocate employees, and certain other exit or disposal activities. This statement is effective for fiscal years beginning after December 31, 2002, and will impact any exit or disposal activities the Company initiates after that date.

        In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation—Transition and Disclosure—an amendment of FASB Statement No. 123. This Statement amends SFAS No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition guidance and annual disclosure provisions of this statement are effective for fiscal years ending after December 15, 2002, with earlier application permitted in certain circumstances. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002. The Company does not currently expect to adopt the fair value based method of accounting for stock-based employee compensation.

        In May 2003, FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. This statement addresses the accounting for certain financial instruments that, under previous guidance, could be accounted for as equity. SFAS 150 requires that those instruments be classified as liabilities in the statement of financial position. In addition, SFAS 150 also requires disclosures about alternative ways of settling the instruments and the capital structure of certain entities. Most of the guidance in SFAS 150 is effective for all financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. Management has not fully evaluated the effect of adopting this standard.

        In November 2002, the FASB issued FASB Interpretation No. 45, Guarantors Accounting and Disclosure Requirement for Guarantors, including Indirect Guarantors of Indebtedness to Others (FIN 45). FIN 45 creates new disclosure and liability recognition requirements for certain guarantees, including obligations to stand ready to perform. The initial recognition and measurement requirements of FIN 45 are effective prospectively for guarantees issued or modified after December 31, 2002, and the disclosure requirements are effective for financial statement periods ending after December 15, 2002. There were no such guarantees entered into by the Company through March 31, 2003.

        In January 2003, the FASB issued FIN 46, Consolidation of Variable Interest Entities (FIN 46). This interpretation of Accounting Research Bulletin No. 51, “Consolidated Financial Statements,” addresses consolidation by business enterprises of certain variable interest entities where there is a controlling financial interest in a variable interest entity or where the variable interest entity does not have sufficient equity at risk to finance its activities without additional subordinated financial support from other parties. The interpretation applies immediately to variable interest entities created after January 31, 2003 and applies in the first year or interim period beginning after June 15, 2003 to variable interest entities in which an enterprise holds a variable interest that it acquired before February 1, 2003. We do not have any ownership in any variable interest entities as of December 31, 2003 or June 30, 2003. We will apply the consolidation requirement of FIN 46 in future periods if we should own any interest in any variable interest entity.

Description of Property

        The Company’s executive offices are located at 1200 Flightline Boulevard, Suite 5, Deland, Florida 32724, where it currently leases space on a one-year lease for $4,800 per year. The property is new and is leased by an unrelated third party. We intend to use a portion of the proceeds from this offering to secure an office, manufacturing and testing facility.

Dividend Policy

        We have not paid cash dividends on our common stock since inception. We currently intend to retain any future earnings for use in the expansion of the business, however, we do not intend to pay shareholder dividends. The declaration and payment of cash dividends, if any, will be at the discretion of the Board of Directors of the Company and will depend, among other things, upon our earnings, capital requirements, and financial condition.

MANAGEMENT

        Set forth below is certain information concerning the directors and executive officers of the Company.

Name	Age	Position
Michael Rouse Jay G. Hilden James A. Teters, Jr. Phyllis J. Rouse Robert Adamo	46 51 46 44 39	Chief Executive Officer and Chairman of the Board President, Chief Operating Officer and Director Director Vice President, Secretary, Treasurer and Director Director

Biographies

        Michael Rouse is the founder of the Company and currently serves as its Chairman and Chief Executive Officer. Mr. Rouse is Vice President of Cox-Rouse Construction & Development Corporation, a prosperous commercial real estate developer located in Deland, Florida. Mr. Rouse is a commercial building contractor and developer, and licensed commercial aircraft pilot. Mr. Rouse was President of M&D Aircraft Leasing and Skydive Palatka, a successful parachute center, from October 1995 to June 2002, until he sold Skydive Palatka. He received his schooling in Management Training at United States Steel Corporation in 1975; Computer Programming at Daytona Beach Community College in 1993; and Science, Art and Drafting at Valpraiso Industrial Arts School in 1973. He is a former Production Manager for United States Steel, and General Manager of Freefall Express, Inc., an airplane leasing company, from 1989 to 1990.

        Jay G. Hilden serves as the President, Chief Operating Officer and Director. Currently, he is the President of Sky Supplies, Inc., a designer and manufacturer of aircraft cargo nets and military parachute products and is an active vendor for the Defense Logistics Agency. He received a BS in Business Administration from the University of Central Florida in 1975 and has been involved in management for most of his business career. In addition, he has been involved in various aviation activities and exploration of coal, oil and gas properties personally owned in Kentucky.

        James A. Teters, Jr. serves as a Director. Currently, Mr. Teters is Vice President and Regional Sales Manager for Aurum Technology, Orlando, Florida, responsible for identifying, qualifying, and sales for a complete line of products to financial institutions from December 2002 to present. Mr. Teters was President of Turbine Truck Engines where he developed, implemented and executed marketing and sales strategy for VC presentations from May 2002 to November 2002. Mr. Teters was Vice President, Sales for Incurrent Solutions, Inc., Orlando, Florida, responsible for identifying, strategizing and closing sales for ASP and in-house Internet based customer care from January 2001 to April 2002. Mr. Teters started as Regional Manager, Strategic Business Development responsible for specialty sales generated to target banks with $1 — $10 billion in assets with a focus on outsourced core processing and was promoted to National Sales, Senior Sales Executive responsible for identifying, qualifying, strategizing and managing in-house and service bureau sales from December 1999 – July 2000. Director of Business Development for Phoenix International, Inc., Heathrow, Florida, responsible for creating new sales opportunities and closing fourth generation client/server based banking software from January 1998 – December 1999.

        Phyllis J. Rouse serves as the Company’s Vice President, Secretary, Treasurer and as a Director. From 1997 to present, Mrs. Rouse is a public school administrator at Yulee Elementary School in Yulee, Florida. She has extensive administrative experience and training in accountability for all budgets, curriculum, student performance, personnel, facilities, discipline, while supervising over 70 personnel and 650 students on a daily basis. Mrs. Rouse is the sister-in-law of Michael Rouse.

        Robert Adamo serves as a Director. Mr. Adamo is currently President of TAB Express International which was founded in 1992. TAB has become one of the premier flight schools in the country. TAB operates a fleet of turbine powered aircraft. TAB is currently in the start up phase of a new airline which will be flying city to city in Florida and to the Bahamas. The start up date is January 1, 2004. Mr. Adamo is a commercial rated pilot and mechanic with extensive background in the workings of turbine engines, having completed Pratt and Whitney Turbine School in 1998. He is a current Airframe and Powerplant mechanic and Inspection Authority, the highest rating you can receive from the Federal Aviation Administration.

Summary Compensation Table

        The following table sets forth information concerning the aggregate compensation paid or to be paid by the Company to its executive officers.

	Annual Compensation			Long-Term Compensation Awards			All Other Compensation
Name	Fiscal Year	Salary	Bonus	Restricted Stock Awards ($) (#)		Securities Underlying Options	Matching 401k	Group Life Insurance Premium
Michael Rouse	2003	$52,000	0	0	0	0	0	0
	2002	0	0	0	0	0	0	0
	2001	0	0	0	0	0	0	0

James A. Teters, Jr	2003	0	0	0	0	0	0	0
	2002	0	0	0	0	0	0	0
	2001	0	0	0	0	0	0	0

Phyllis J. Rouse	2003	$10,000	0	0	0	0	0	0
	2002	0	0	0	0	0	0	0
	2001	0	0	0	0	0	0	0

Jay G. Hilden	2003	0	0	0	0	0	0	0
	2002	0	0	0	0	0	0	0
	2001	0	0	0	0	0	0	0

We may hire additional executive employees and/or change the compensation paid to and benefits received by our current executive employees, as our Board of Directors deems advisable or necessary. We plan to reimburse our executive employees for all travel expenses incurred in connection with the business of the Company. To date, the Company’s Board of Directors has not adopted any retirement, pension, profit sharing or other similar programs for our executive employees.

Future Compensation

        Upon approval of our Board of Directors, we may increase the current levels of compensation to employees, officers, or directors either through the use of additional wages, incentive programs, restricted stock awards, or otherwise.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        On October 31, 2000, the Company’s Chief Executive Officer, Michael Rouse, personally entered into a transaction whereby he was granted an option to acquire the exclusive use of the Alpha Technology for $250,000, 10,000,000 shares of our common stock and a royalty payment. On November 27, 2000, Mr. Rouse assigned his rights in the Option Agreement to the Company for 10,000,000 shares of common stock. The Option Agreement had no tangible value. 10,000,000 shares were issued at par value in exchange for the option. As of the date hereof, both Alpha and Mr. Rouse have each returned 5,000,000 shares to the Company’s treasury for purposes of reducing dilution and strengthening the Company’s capital structure to help complete this offering. No consideration was provided. As of the date of this Prospectus, there are 10,907,000 shares issued and outstanding. Certain family members of Michael Rouse, our CEO, own shares of the Company.

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth certain information as of September 30, 2003, with respect to the beneficial ownership of our common stock by each beneficial owner of more than 5% of the outstanding shares of common stock of the Company, each director, each executive officer named in the “Summary Compensation Table” and all executive officers and directors of the Company as a group, and sets forth the number of shares of common stock owned by each such person and group. Unless otherwise indicated, the owners have sole voting and investment power with respect to their respective shares.

		Percentage of Outstanding Common Stock Owned
Name of Beneficial Owner	Number of Shares Beneficially Owned	Before Offering	After Offering(1)
Michael Rouse	5,000,000	45.9%	42.1%

Alpha Engines Corporation (2)	5,000,000	45.9%	42.1%

Phyllis J. Rouse (3)	100,000	0.9%	0.8%

Jay G. Hilden	100,000	0.9%	0.8%

James A. Teters, Jr	100,000	0.9%	0.8%

Robert Adamo	100,000	0.9%	0.8%

All directors and executive officers as a group ( 5 persons)	5,400,000	49.6%	45.5%

1.     Assumes maximum offering is sold.
2.     Robert L. and Barbara J. Scragg are majority shareholders of Alpha, the Licensor of our company. Alpha Engines has granted Michael Rouse a proxy to vote all of its beneficially owned shares of the company's common stock.
3.     Phyllis J. Rouse is the sister-in-law of Michael Rouse.

DESCRIPTION OF SECURITIES

Common Stock

        The authorized common stock of the Company consists of 100,000,000 shares, with each share having a par value of $.001. As of September 30, 2003, there were 10,907,000 common shares issued and outstanding. There were approximately 51 holders of common stock as of September 30, 2003.

        Holders of common stock are entitled to one vote per share on all matters submitted to a vote of our shareholders and may not cumulate votes for the election of directors. Holders of the common stock have the right to receive dividends when, as, and if declared by the board of directors from funds legally available. Upon liquidation of the Company, holders of the common stock are entitled to share pro rata in any assets available for distribution to shareholders after payment of all obligations of the Company. Holders of common stock have no preemptive rights and have no rights to convert their common stock into any other securities. All shares of common stock have equal rights and preferences.

Other Securities

        There are currently no preferred shares or other debt or equity securities issued, outstanding, or authorized.

Transfer Agent and Registrar

The Transfer Agent for the common stock is: Florida Atlantic Stock Transfer, Inc., 7130 Nob Hill Road, Tamarac, Florida

33321.

Where You Can Find Additional Information

        For further information with respect to the Company and the shares offered hereby, reference is made to such registration statement, exhibits and schedules. A copy of the registration statement may be inspected by anyone without charge at the Commission’s principal office location at 450 Fifth Street, N.W., Washington, D.C. 20549 and copies of all or any part thereof may be obtained from the Public Reference Branch of the Commission upon the payment of certain fees prescribed by the Commission. You may also obtain information on the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission also maintains a site at http://www.sec.gov that contains information regarding registrants that file electronically with the Commission.

PLAN OF DISTRIBUTION

        We are offering 1,000,000 shares of common stock through our officers and directors on a “best efforts” basis at a purchase price of $2.00 per share. This offering will begin as of the date of this Prospectus and will expire whenever all of the shares are sold, or 12 months after the date of the Prospectus , whichever comes first. We are managing this offering without an underwriter. The shares will be offered and sold by our officers. These officers will not receive a sales commission or other compensation, except for reimbursement of expenses actually incurred on behalf of Turbine Truck Engines for such activities. In connection with their efforts, they will rely on the safe harbor provisions of Rule 3a4-1 of the Securities and Exchange Act of 1934. Generally speaking, Rule 3a4-1 provides an exemption from the broker/dealer registration requirements of the 1934 act for associated persons of an issuer. No one has made any commitment to purchase any or all of the shares. Rather, the officers and directors will use their best efforts to find purchasers for the shares. We cannot state how many shares will successfully be sold.

        We anticipate selling the shares to persons with whom we have pre-existing relationships and whom we believe may be interested or who have contacted us with interest in purchasing the securities. We may sell shares to such persons if they reside in a state in which the shares legally may be sold and in which we are permitted to sell the shares. We are not obligated to sell shares to any such persons. None of our officers or directors are subject to statutory disqualifications at the time of this offering as defined in Section 3(a)(39) of the Act. We have identified Georgia, Illinois, New York and Colorado as the initial states in which our securities may be sold. Sales in any additional states will be made in compliance with either the registration or exemption provision of each respective state's blue sky laws.

        We have agreed to establish an escrow account at SouthTrust Bank wherein funds will be held until such time as the minimum offering amount has been subscribed for. At that time, the funds will be disbursed to be used for our business operations. If we fail to raise the minimum, funds will be promptly returned to investors.

        No person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this Prospectus and if given or made, that information or representation must not be relied on as having been authorized by Turbine Truck Engines. This Prospectus is not an offer to sell or a solicitation of an offer to buy any of the securities to any person in any jurisdiction in which that offer or solicitation is unlawful. Neither the delivery of this Prospectus nor any sale hereunder shall under any circumstances, create any implication that the information in this Prospectus is correct as of any date later than the date of this Prospectus.

        Purchasers of shares either in this offering or in any subsequent trading market that may develop must be residents of states in which the securities are registered or exempt from registration. Some of the exemptions are self-executing, that is to say that there are no notice or filing requirements, and compliance with the conditions of the exemption render exemption applicable.

        We reserve the right to reject any subscription in full or in part and to terminate this offering at any time. Once the minimum offering amount has been subscribed for, officers, directors, present stockholders of the Company and persons associated with them may purchase some of the shares. Officers and directors may not purchase shares to meet the minimum offering requirement. However, officers, directors, and their affiliates shall not be permitted to purchase more than 20% of the shares being sold and such purchases will be held for investment and not for resale. In addition, no proceeds from this offering will be used to finance any such purchases.

Disclosure of Commission Position On Indemnification For Securities Act Liabilities

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Market for Common Equity and Related Stockholder Matters

        Prior to this offering, there has been no public market for our common stock. At the present time neither any National Securities Exchange nor the NASDAQ stock market lists the securities offered. There is no public trading market for the common stock of the Company. There are outstanding 10,907,000 common shares as of September 30, 2003. We are currently offering 1,000,000 common shares through this offering. There are no outstanding options, warrants to purchase or securities convertible into any of our common stock. We have registered no shares in this offering for any selling security holder. No additional shares will be eligible for sale which could have a material adverse effect on the market price of our securities.

LITIGATION

        As of the date of this Prospectus, neither we nor any of our officers or directors is involved in any litigation either as plaintiffs or defendants. As of this date, there is not any threatened or pending litigation against us or any of our officers or directors.

LEGAL OPINIONS

        Richard P. Greene, P.A., located in Fort Lauderdale, Florida, has passed upon the validity of the issuance of our shares of common stock being offered. Mr. Greene purchased 150,000 shares of our common sock for $.001.

EXPERTS

         Our financial statements for the years ended December 31, 2002 and 2001 appearing in this Prospectus have been included in reliance on the report (which contains an explanatory paragraph relating to our ability to continue as a going concern as described in Note 2 to the 2002 financial statements) of Pender Newkirk & Company, independent auditors, given upon the authority of said firm as experts in auditing and accounting.

Financial Statements

Turbine Truck Engines, Inc.
(A Development Stage Enterprise)

For the Years Ended December 31, 2002 and 2001,
the Nine Months Ended September 30, 2003 and 2002 (Unaudited),
and the Period November 27, 2000 (Date of Inception)
through September 30, 2003 (Unaudited)

Independent Auditors’ Report

Turbine Truck Engines, Inc.
(A Development Stage Enterprise)

Financial Statements

For the Years Ended December 31, 2002 and 2001,
the Nine Months Ended September 30, 2003 and 2002 (Unaudited),
and the Period November 27, 2000 (Date of Inception)
through September 30, 2003 (Unaudited)

Contents

Independent Auditors' Report on Financial Statements

Financial Statements:

    Balance Sheets
    Statements of Operations
    Statements of Changes in Stockholders' Deficit
    Statements of Cash Flows
Notes to Financial Statements	F-1 F-2 F-3 F-4 F-5-F-6 F-7-F-16

Independent Auditors’ Report

Board of Directors
Turbine Truck Engines, Inc.
(A Development Stage Enterprise)
DeLand, Florida

We have audited the accompanying balance sheet of Turbine Truck Engines, Inc. (a development stage enterprise) as of December 31, 2002 and the related statements of operations, changes in stockholders’ deficit, and cash flows for the years ended December 31, 2002 and 2001. These financial statements are the responsibility of the management of Turbine Truck Engines, Inc. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. These standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Turbine Truck Engines, Inc. as of December 31, 2002 and the results of its operations and its cash flows for the years ended December 31, 2002 and 2001 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2, the Company incurred a net loss of $2,796,768 during the year ended December 31, 2002 and has an accumulated deficit of $2,832,586 from inception to December 31, 2002. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 3 to the financial statements, the Company has expensed costs originally recorded as intangible assets as research and development costs for the year ended December 31, 2002.

Pender Newkirk & Company
Certified Public Accountants
Tampa, Florida
July 9, 2003, except for Note 3 and paragraph 6 of Note 4
  as to which the date is December 15, 2003

Turbine Truck Engines, Inc.
(A Development Stage Enterprise)

Balance Sheets

	December 31, 2002	September 30, 2003 (Unaudited)
Assets
Current assets:
Cash	$2,056	$3,486
Notes receivable from stockholders	23,000
Advances to stockholder	4,849	8,099

Total current assets	6,905	34,585
Furniture and equipment, net of accumulated depreciation of
$664 and $1,221 at December 31, 2002 and September 30,
2003 (unaudited), respectively	4,531	3,974
Deferred offering costs	51,702	86,267

	$63,138	$124,826

Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable	$7,131	$40,017
Accrued expenses	2,219	29,628

Total current liabilities	9,350	69,645

Long-term debt payable to stockholder, less unamortized
discount based on imputed interest rate of 5.0% of
$11,426 and $6,458 at December 31, 2002 and September 30,
2003 (unaudited), respectively	238,574	243,542

Stockholders' deficit:
Common stock; $.001 par value; 100,000,000 shares
authorized; 10,670,000 and 10,907,000 shares issued
and outstanding at December 31, 2002 and September 30,
2003 (unaudited), respectively	10,670	10,907
Additional paid-in capital	2,639,720	2,724,209
Deficit accumulated during development stage	(2,832,586)	(2,923,387)
Subscription receivable	(2,590)	(90)

Total stockholders' deficit	(184,786)	(188,361)

	$63,138	$124,826

The accompanying notes are an integral part of the financial statements.

Turbine Truck Engines, Inc.
(A Development Stage Enterprise)

Statements of Operations

	Years Ended December 31,			Nine Months Ended September 30,			Period November 27, 2000 (Date of Inception) through September 30,
	2002	2001		2003		2002	2003
				(Unaudited)			(Unaudited)
Research and development costs	$2,735,649	$		$		$2,735,649	$2,735,649
Operating costs	55,975		31,789		82,083	43,665	174,456

	2,791,624		31,789		82,083	2,779,314	2,910,105
Interest expense	5,144				8,718	2,296	13,282

Net loss	$(2,796,768)		$(31,789)		$(90,801)	$(2,781,610)	$(2,923,387)

Net loss per share	$(.26)		$(.01)		$(.01)	$(.26)	$(.28)

Weighted average number
of common shares	10,589,288		10,431,041		10,836,619	10,540,986	10,411,820

The accompanying notes are an integral part of the financial statements.

Turbine Truck Engines, Inc.
(A Development Stage Enterprise)

Statements of Changes in Stockholders’ Deficit

For the Years Ended December 31, 2002 and 2001,
the Nine Months Ended September 30, 2003 and 2002 (Unaudited),
and the Period November 27, 2000 (Date of Inception)
through September 30, 2003 (Unaudited)

	Common Stock Shares Amount		Additional Paid-In Capital	Deficit Accumulated During Development Stage	Subscription Receivable	Total
Issuance of common stock for option to acquire license and stock
subscription receivable, December 2000	10,390,000	$10,390			$(390)	$10,000
Net loss for the period				$(4,029)		(4,029)

Balance, December 31, 2000	10,390,000	10,390		(4,029)	(390)	5,971
Issuance of common stock for cash, February 2001*	10,000	10	$4,990			5,000
Issuance of common stock for cash, March 2001*	10,000	10	4,990			5,000
Issuance of common stock for cash, August 2001*	10,000	10	4,990			5,000
Issuance of common stock for cash, September 2001*	55,000	55	27,445			27,500
Payment for common stock issued under subscription receivable					300	300
Net loss				(31,789)		(31,789)

Balance, December 31, 2001	10,475,000	10,475	42,415	(35,818)	(90)	16,982
Issuance of common stock for cash, January 2002*	5,000	5	2,495			2,500
Issuance of common stock for cash, February 2002*	10,000	10	4,990			5,000
Issuance of common stock for cash, April 2002*	25,000	25	12,475			12,500
Issuance of common stock for cash, May 2002*	65,000	65	32,435			32,500
Issuance of common stock for cash, June 2002*	70,000	70	34,930		(2,500)	32,500
Issuance of common stock for cash, August 2002*	10,000	10	4,990			5,000
Issuance of common stock for cash, October 2002*	10,000	10	4,990			5,000
Issuance of common stock to acquire licensing agreement, July 2002*	5,000,000	5,000	2,495,000			2,500,000
Shares returned to treasury by founding stockholder, July 2002	(5,000,000)	(5,000)	5,000
Net loss				(2,796,768)		(2,796,768)

Balance, December 31, 2002	10,670,000	10,670	2,639,720	(2,832,586)	(2,590)	(184,786)
Issuance of common stock for cash, February 2003 (unaudited)*	207,000	207	103,293			103,500
Issuance of common stock for cash, September 2003 (unaudited)*	30,000	30	14,970			15,000
Payment for common stock issued under subscription agreement (unaudited)					2,500	2,500
Offering costs for private placement offering (unaudited)			(33,774)			(33,774)
Net loss (unaudited)				(90,801)		(90,801)

Balance, September 30, 2003 (unaudited)	10,907,000	$10,907	$2,724,209	$(2,923,387)	$(90)	$(188,361)

*Common stock issued at $.50 per share.

The accompanying notes are an integral part of the financial statements.

Turbine Truck Engines, Inc.
(A Development Stage Enterprise)

Statements of Cash Flows

	Years Ended December 31,		Nine Months Ended September 30,		Period November 27, 2000 (Date of Inception) through September 30,
	2002	2001	2003	2002	2003
			(Unaudited)		(Unaudited)
Operating activities
Net loss	$(2,796,768)	$(31,789)	$(90,801)	$(2,781,610)	$(2,923,387)

Adjustments to reconcile net loss to net
cash (used) provided by operating
activities:
Common stock and long-term debt
issued for acquisition
of license agreement	2,735,649			2,735,649	2,735,649
Depreciation	449	6,882	557	179	11,222
Amortization of discount on note
payable	2,925		4,968	1,563	7,893
Decrease in prepaid expenses		9,000
Increase (decrease) in:
Accounts payable	(14,118)	21,249	32,886	(10,219)	40,017
Accrued expenses	2,219		27,409	833	29,628

Total adjustments	2,727,124	37,131	65,820	2,728,005	2,824,409

Net cash (used) provided by operating
activities	(69,644)	5,342	(24,981)	(53,605)	(98,978)

Investing activities
Issuance of notes receivable from
stockholders			(23,000)		(23,000)
Advances to stockholder	(2,900)	(1,949)	(3,250)	(500)	(8,099)
Purchase of fixed assets	(3,690)				(5,195)

Net cash used by investing activities	(6,590)	(1,949)	(26,250)	(500)	(36,294)

Financing activities
Repayment of stockholder advances	(3,200)	(11,301)		(3,200)	(14,501)
Advances from stockholders		3,200			14,501
Increase in deferred offering costs	(13,438)	(38,264)	(34,565)	(13,050)	(86,267)
Proceeds from issuance of common stock	95,000	42,500	84,726	92,490	222,226
Payment of subscription agreement		300	2,500	(5,000)	2,800
Change in bank overdraft	(72)	72		(72)

Net cash provided (used) by financing
activities	78,290	(3,493)	52,661	71,168	138,759

Net increase (decrease) in cash	2,056	(100)	1,430	17,063	3,486
Cash at beginning of year/period		100	2,056	0

Cash at end of year/period	$2,056	$0	$3,486	$17,063	$3,486

The accompanying notes are an integral part of the financial statements.

Turbine Truck Engines, Inc.
(A Development Stage Enterprise)

Statements of Cash Flows

	Years Ended December 31,		Nine Months Ended September 30,		Period November 27, 2000 (Date of Inception) through September 30,
	2002	2001	2003	2002	2003
			(Unaudited)		(Unaudited)
Supplemental disclosures of cash flow
information:
Subscription receivable for issuance
of common stock	$2,500	$390	$0	$2,500	$2,890

Option to acquire license for issuance
of common stock	$0	$10,000	$0	$0	$10,000

Acquisition of license agreement for
issuance of common stock and
long-term debt	$2,735,649	$0	$0	$2,735,649	$2,735,649

Deferred offering costs netted against
issuance of common stock under
private placement	$0	$0	$33,774	$0	$33,774

The accompanying notes are an integral part of the financial statements.

Turbine Truck Engines, Inc.
(A Development Stage Enterprise)

Notes to Financial Statements

For the Years Ended December 31, 2002 and 2001,
the Nine Months Ended September 30, 2003 and 2002 (Unaudited),
and the Period November 27, 2000 (Date of Inception)
through September 30, 2003 (Unaudited)

1. Background Information

Turbine Truck Engines, Inc. (the “Company”) is a development stage enterprise that was incorporated in the state of Delaware on November 27, 2000. To date, the Company’s activities have been limited to raising capital, organizational matters, and the structuring of its business plan. The corporate headquarters is located in DeLand, Florida. The Company’s planned line of business will be the design, development, and testing of turbine truck engine technology licensed through Alpha Engines Corporation (“Alpha”). Alpha owns the patents to a new gas turbine engine system called Detonation Cycle Gas Turbine Engine. Upon the successful demonstration of a highway truck engine using the technology, the Company may form a joint venture with a major heavy duty highway truck manufacturer to manufacture, market, and sell turbine truck engines for use in heavy duty highway trucks throughout the United States.

2. Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. For the nine months ended September 30, 2003 and since November 27, 2000 (date of inception), the Company has had a net loss of $90,801 and $2,923,387, respectively. As of September 30, 2003, the Company has not emerged from the development stage. In view of these matters, recoverability of recorded furniture and equipment, intangible assets, and other asset amounts shown in the accompanying financial statements is dependent upon the Company’s ability to begin operations and to achieve a level of profitability. Since inception, the Company has financed its activities principally from the sale of public equity securities. The Company intends on financing its future development activities and its working capital needs largely from the sale of public equity securities with some additional funding from other traditional financing sources, including term notes and proceeds from sub-licensing agreements until such time that funds provided by operations are sufficient to fund working capital requirements.

3. Restatements

In October 2003, the Company, in consultation with its independent accountants, reevaluated its accounting for the acquired license agreements costs and concluded these costs did not qualify for capitalization as intangible assets under Financial Accounting Standard No. 142, Goodwill and Other Intangible Assets. In its previously-filed financial statements, the Company capitalized and amortized these costs over the remaining life of the patent, which was 13 years.

Accordingly, the Company’s consolidated financial statements as of and for the year ended December 31, 2002 has been restated to recognize acquired license agreement as research and development expense in accordance with Financial Accounting Standard No. 8 rather than to capitalize and amortize such costs.

The effects of these charges are to increase net loss for the year ended December 31, 2002 by $2,642,300.

Turbine Truck Engines, Inc.
(A Development Stage Enterprise)

Notes to Financial Statements

For the Years Ended December 31, 2002 and 2001,
the Nine Months Ended September 30, 2003 and 2002 (Unaudited),
and the Period November 27, 2000 (Date of Inception)
through September 30, 2003 (Unaudited)

4. Significant Accounting Policies

The significant accounting policies followed are:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The Company’s financial instruments include cash and cash equivalents and accounts payable. The carrying amounts of these financial instruments approximate their fair value, due to the short-term nature of these items. The carrying amount of the note payable approximates its fair value due to the use of market rates of interest.

Furniture and equipment are recorded at cost and depreciated on a declining balance and straight-line basis over their estimated useful lives, principally five to seven years. Accelerated methods are used for tax depreciation.

The Company has incurred deferred offering costs in connection with raising additional capital through the sale of its common stock. These costs have been capitalized and will be charged against additional paid-in capital should common stock be issued. If there is no issuance of common stock, the costs incurred will be charged to operations.

The Company evaluates the recoverability of its long-lived assets or asset groups, including license agreement, whenever adverse events or changes in business climate indicate that the expected undiscounted future cash flows from the related assets may be less than previously anticipated. If the net book value of the related assets exceed the undiscounted future cash flows of the assets, the carrying amount would be reduced to the present value of their expected future cash flows and an impairment loss would be recognized. The value of the license agreement is particularly sensitive to the achievement of forecasted revenue. As a result, management will compare its actual to budgeted results after it has commenced operations and will consider unfavorable variances in future impairment analyses. There have been no impairment losses in any of the periods presented.

Turbine Truck Engines, Inc.
(A Development Stage Enterprise)

Notes to Financial Statements

For the Years Ended December 31, 2002 and 2001,
the Nine Months Ended September 30, 2003 and 2002 (Unaudited),
and the Period November 27, 2000 (Date of Inception)
through September 30, 2003 (Unaudited)

4. Significant Accounting Policies (continued)

Research and development costs are charged to operations when incurred and are included in operating expenses. The amounts charged for the year ended December 31, 2002, the nine months ended September 30, 2002 and the period November 27, 2000 (date of inception) to September 30, 2003 amounted to $2,735,649.

Deferred income tax assets and liabilities arise from temporary differences associated with differences between the financial statements and tax basis of assets and liabilities, as measured by the enacted tax rates, which are expected to be in effect when these differences reverse. Deferred tax assets and liabilities are classified as current or non-current, depending on the classification of the assets or liabilities to which they relate. Deferred tax assets and liabilities not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse. The principal types of temporary differences between assets and liabilities for financial statements and tax return purposes are set forth in Note 10.

Basic and diluted earnings per share are computed based on the weighted average number of common stock outstanding during the period. Common stock equivalents are not considered in the calculation of diluted earnings per share for the periods presented because their effect would be anti-dilutive.

In July 2001, the Financial Accounting Standards Board (FASB) issued Statement of Finanical Accounting Standards No. 141 (SFAS 141), “Business Combinations,” and SFAS No. 142, “Goodwill and Other Intangible Assets.” SFAS No. 141 is effective for all business combinations completed after June 30, 2001. SFAS No. 142 is effective for the year beginning January 1, 2002; however, certain provisions of this statement apply to goodwill and other intangible assets acquired between July 1, 2001 and the effective date of SFAS No. 142. The adoption of these standards did not have a material impact on the Company’s financial statements.

Turbine Truck Engines, Inc.
(A Development Stage Enterprise)

Notes to Financial Statements

For the Years Ended December 31, 2002 and 2001,
the Nine Months Ended September 30, 2003 and 2002 (Unaudited),
and the Period November 27, 2000 (Date of Inception)
through September 30, 2003 (Unaudited)

4. Significant Accounting Policies (continued)

In August 2001, FASB issued SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” This statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of.” The provisions of this statement are effective for the year beginning January 1, 2002. The adoption of this standard did not have a material impact on the Company’s financial statements.

In June 2002, FASB issued SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities.” This statement requires entities to recognize costs associated with exit or disposal activities when liabilities are incurred rather than when the entity commits to an exit or disposal plan, as currently required. Examples of costs covered by this guidance include one-time employee termination benefits, costs to terminate contracts other than capital leases, costs to consolidate facilities or relocate employees, and certain other exit or disposal activities. This statement is effective for fiscal years beginning after December 31, 2002 and will impact any exit or disposal activities the Company initiates after that date.

In December 2002, FASB issued SFAS No. 148, “Accounting for Stock-Based Compensation – Transition and Disclosure,” an amendment to SFAS No. 123, to provide alternative transition methods for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in annual financial statements about the method of accounting for stock-based employee compensation and the pro forma effect on reported results of applying the fair value based method for entities that use the intrinsic value method of accounting. The pro forma effect disclosures are also required to be prominently disclosed in interim period financial statements. This statement is effective for financial statements for fiscal years ending after December 15, 2002 and is effective for financial reports containing condensed financial statements for interim periods beginning after December 15, 2002, with earlier application permitted. The Company does not have any stock-based employee compensation plans at this time.

Turbine Truck Engines, Inc.
(A Development Stage Enterprise)

Notes to Financial Statements

For the Years Ended December 31, 2002 and 2001,
the Nine Months Ended September 30, 2003 and 2002 (Unaudited),
and the Period November 27, 2000 (Date of Inception)
through September 30, 2003 (Unaudited)

4. Significant Accounting Policies (continued)

In May 2003, FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity.” This statement addresses the accounting for certain financial instruments that, under previous guidance, could be accounted for as equity. SFAS No. 150 requires that those instruments be classified as liabilities in the statement of financial position. In addition, SFAS No. 150 also requires disclosure about alternative ways of settling the instruments and the capital structure of certain entities. Most of the guidance in SFAS No. 150 is effective for all financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. Management has not fully evaluated the effect of adopting this standard.

In November 2002, FASB issued Interpretation No. 45 (FIN No. 45), “Guarantors Accounting and Disclosure Requirement for Guarantors, including Indirect Guarantors of Indebtedness to Others.” FIN No. 45 creates new disclosure and liability recognition requirements for certain guarantees, including obligations to stand ready to perform. The initial recognition and measurement requirements of FIN No. 45 are effective prospectively for guarantees issued or modified after December 31, 2002, and the disclosure requirements are effective for financial statement periods ending after December 15, 2002. There were no such guarantees entered into by the Company through September 30, 2003.

The unaudited financial statements and the related notes thereto as of September 30, 2003 and for the nine months ended September 30, 2003 and 2002 include all normal recurring adjustments, which in the opinion of management, are necessary for a fair presentation and are prepared on the same basis as the audited annual statements. The interim results are not necessarily indicative of the results that may be expected for the full year.

Turbine Truck Engines, Inc.
(A Development Stage Enterprise)

Notes to Financial Statements

For the Years Ended December 31, 2002 and 2001,
the Nine Months Ended September 30, 2003 and 2002 (Unaudited),
and the Period November 27, 2000 (Date of Inception)
through September 30, 2003 (Unaudited)

5. Option to Acquire License

In July 2002, the Company has exercised its option to obtain a license to commercially exploit certain turbine truck engine technology owned by Alpha. The original agreement required the Company to complete and file a registration statement with the Securities and Exchange Commission (SEC) and once the public offering was filed and declared effective by the SEC, Alpha was to grant the license in exchange for 10,000,000 shares of common stock of the Company and other licensing considerations as follows:

» Licensing fee – $250,000 on date of signing;
» Minimum royalties – $250,000 due on first anniversary;
» Royalties – eight percent of gross sales; and
» Contract fees for support services and engine components.

In July 2002, Alpha modified the agreement to allow the Company to acquire the license agreement in advance of completing its registration statement and accepted a note as payment for the licensing fee and for the issuance of 5,000,000 shares of common stock in lieu of the original 10,000,000 shares. The value of these shares was based on $.50 per share, which was the issuance price for common stock under the Company’s private placement offering.

The Company has recognized $2,735,649 of research and development expense for the acquisition of the license agreement, as the license is exclusively for the development, manufacturing and sales of the DCGTE and has no future economic benefit relative to other research and development projects.

Turbine Truck Engines, Inc.
(A Development Stage Enterprise)

Notes to Financial Statements

For the Years Ended December 31, 2002 and 2001,
the Nine Months Ended September 30, 2003 and 2002 (Unaudited),
and the Period November 27, 2000 (Date of Inception)
through September 30, 2003 (Unaudited)

6. Notes Receivable, Stockholder

During the nine months ended September 30, 2003 (unaudited), the Company advanced $23,000 to two of its officers under two separate promissory notes with stated interest rates of five percent annually. The notes are due and payable on March 12, 2004 and May 20, 2004.

7. Long-Term Debt Payable, Stockholder

The note payable is due to Alpha as part of the purchase of the license agreement. At December 31, 2002 and September 30, 2003 (unaudited), the amount owed under this note amounted to $250,000, less an unamortized discount based on an imputed rate of five percent of $11,426 and $6,458 at December 31, 2002 and September 30, 2003 (unaudited), respectively. The note is due in the earlier of the completion of the Company’s anticipated public offering or August 23, 2004, together with interest at two percent per annum. The note is collateralized by the license agreement with Alpha.

Turbine Truck Engines, Inc.
(A Development Stage Enterprise)

Notes to Financial Statements

For the Years Ended December 31, 2002 and 2001,
the Nine Months Ended September 30, 2003 and 2002 (Unaudited),
and the Period November 27, 2000 (Date of Inception)
through September 30, 2003 (Unaudited)

8. Loss Per Share

The following table sets forth the computation of basic and diluted net loss per share:

	Years Ended December 31,		Nine Months Ended September 30,		Period November 27, 2000 (Date of Inception) through September 30,
	2002	2001	2003	2002	2003
			(Unaudited)		(Unaudited)
Numerator:
Net loss	$(2,796,768)	$(31,789)	$(90,801)	$(2,781,610)	$(2,923,387)

Denominator:
For basic loss per share,
weighted average	10,589,288	10,431,041	10,836,619	10,540,986	10,411,820
Effect of dilutive securities,
stock options	0	0	0	0	0

For diluted loss per share	10,589,288	10,431,041	10,836,619	10,540,986	10,411,820

Net loss per common share,
basic and diluted	$(.26)	$(.01)	$(.01)	$(.26)	$(.28)

The Company does not have any dilutive securities at September 30, 2003.

9. Private Placement Offering

In February 2001, the Company authorized a private placement offering of its common stock of up to 4,000,000 shares at $.50 per share (the “Offering”). Related to the Offering, the Company issued 280,000 shares of common stock through December 31, 2002 and realized proceeds of $95,000 during 2002 and $42,500 during 2001. The Offering will be terminated upon the Company’s filing of its initial public offering with the Securities and Exchange Commission on Form SB-2.

Turbine Truck Engines, Inc.
(A Development Stage Enterprise)

Notes to Financial Statements

For the Years Ended December 31, 2002 and 2001,
the Nine Months Ended September 30, 2003 and 2002 (Unaudited),
and the Period November 27, 2000 (Date of Inception)
through September 30, 2003 (Unaudited)

10. Commitments And Contingencies

In January 2002, the Company entered into a one-year lease with an unrelated party for its existing facility at an annual lease payment of $5,112. This lease was renewed for an additional one-year period in January 2003. Rent expense amounted to $5,088, $3,626 and $2,530 for the years ended December 31, 2002 and 2001 and the nine months ended September 30, 2002, respectively.

Once the Company becomes operational, it will be obligated to pay production royalties to Alpha at the rate of eight percent of net sales of the Detonation Cycle Gas Turbine Engine. The minimum royalty amount is $250,000 per year, due the earlier of August 2004 or the filing of the Company’s registration statement, which will be reduced by production royalties paid. There are no significant royalty obligations for any period presented.

On August 30, 2001, the Company entered into a consulting agreement with Bradford Capital, Inc. (“Bradford”) whereby Bradford would provide general advisory services to the Company for the purpose of strategic planning and assistance with mergers and acquisitions. The Company paid Bradford an initial fee of $15,000 upon the execution of the agreement. Bradford will also receive compensation in the amount of six percent of all equities raised by Bradford; one and three quarters percent of all debt raised by Bradford. In addition, for all mergers and acquisitions introduced to the Company, Bradford would receive payment based on a sliding scale starting at six percent of the first $25,000,000 down to three and one-half percent after the first $100,000,000. Bradford will receive 5,000 three-year warrants per million dollars for all transactions introduced by Bradford, as stated above, at 115 percent of the closing bid price on the day the Company enters into a letter of intent. As of September 30, 2003, Bradford has not raised any funds nor located any merger or acquisition targets for the Company.

On September 25, 2001, the Company entered into a consulting agreement with Vladan Ivankovic whereby Mr. Ivankovic would act as intermediary on the European Union market, with interested manufacturers of trucks and truck engines, as well as manufacturers of other engines for all possible purposes, in order to locate partners interested in buying the Detonation Cycle Gas Turbine Engine license for production and distribution. Mr. Ivankovic will receive compensation in the amount of six percent of all equities raised by Mr. Ivankovic. In addition, for all mergers and acquisitions introduced to the Company, Mr. Ivankovic would receive

Turbine Truck Engines, Inc.
(A Development Stage Enterprise)

Notes to Financial Statements

For the Years Ended December 31, 2002 and 2001,
the Nine Months Ended September 30, 2003 and 2002 (Unaudited),
and the Period November 27, 2000 (Date of Inception)
through September 30, 2003 (Unaudited)

10. Commitments And Contingencies (continued)

payment based on a sliding scale starting at six percent of the first $25,000,000; five percent of the next $25,000,000; four percent of the next $25,000,000; and three percent of the remaining enterprise value. Mr. Ivankovic has been authorized to choose potential partners and to conduct negotiations on behalf of the Company. As of September 30, 2003, Mr. Ivankovic has not raised any funds nor has he located any partners or merger or acquisition targets for the Company.

On July 1, 2002, the Company entered into a consulting agreement with the inventor of the Detonation Cycle Gas Turbine Engine and majority stockholder of Alpha. In connection with the license agreement, a $2,500 retainer per month is due for consulting services rendered. The Company has accrued $17,500 for unpaid retainer fees as of September 30, 2003 (unaudited). In addition, the Company agreed to pay the inventor $1,000 per day plus all out-of-pocket expenses for design and engineering services rendered. The inventor has not performed any design or engineering services through September 30, 2003.

11. Income Taxes

Deferred taxes are recorded for all existing temporary differences in the Company’s assets and liabilities for income tax and financial reporting purposes. Due to the valuation allowance for deferred tax assets, as noted below, there was no net deferred tax benefit or expense for the years ended December 31, 2002 or 2001.

Turbine Truck Engines, Inc.
(A Development Stage Enterprise)

Notes to Financial Statements

For the Years Ended December 31, 2002 and 2001,
the Nine Months Ended September 30, 2003 and 2002 (Unaudited),
and the Period November 27, 2000 (Date of Inception)
through September 30, 2003 (Unaudited)

11. Income Taxes (continued)

Reconciliation of the federal statutory income tax rate of 34 percent to the effective income tax rate is as follows:

	Years Ended December 31,		Nine Months Ended September 30,		Period November 27, 2000 (Date of Inception) through September 30,
	2002	2001	2003	2002	2003
			(Unaudited)		(Unaudited)
Federal statutory income
tax rate	(34.0)%	(34.0)%	(34.0)%	(34.0)%	(34.0)%
State income taxes, net of
tax benefit	(3.5)	(3.5)	(3.5)	(3.5)	(3.5)
Deferred tax asset valuation
allowance	37.5%	37.5%	37.5%	37.5%	37.5%

Effective rate	0.0%	0.0%	0.0%	0.0%	0.0%

Deferred tax asset and liability components as of December 31, 2002 are as follows:

Net deferred tax assets:
Net operating loss	$69,200
License agreement	1,030,900

Net deferred tax liabilities
1,100,100
Valuation allowance	(1,100,100)

Net deferred income taxes	$0

Since management of the Company believes it is more likely than not that the net deferred tax asset will not provide future benefit, the Company has established a 100 percent valuation allowance on the net deferred tax asset as of December 31, 2002.

As of December 31, 2002, the Company had net operating loss carryforwards for federal and state income tax purposes totaling $184,483, which expire beginning in 2019.

Turbine Truck Engines, Inc.
(A Development Stage Enterprise)

Notes to Financial Statements

For the Years Ended December 31, 2002 and 2001,
the Nine Months Ended September 30, 2003 and 2002 (Unaudited),
and the Period November 27, 2000 (Date of Inception)
through September 30, 2003 (Unaudited)

12. Related Party Transactions

During the years ended December 31, 2002 and 2001, the majority stockholder was repaid amounts advanced to the Company for certain expenses and the purchase of equipment in the amount of $11,301. These advances were unsecured and non-interest bearing. Also, during the period ended September 30, 2003 and the years ended December 31, 2002 and 2001, the Company advanced $3,250, $3,000, and $1,949, respectively, to this stockholder.

Part II — Information Not Required in Prospectus

Item 24. Indemnification of Directors and Officers

        Our Bylaws provide that the Company will indemnify its directors, officers, and employees, to the full extent permitted under the General Corporation Law of Delaware . In addition, the Company has entered or will enter into indemnification agreements with its directors, and officers that provide for indemnification in addition to the indemnification provided in the Bylaws. The indemnification agreements contain provisions that may require the Company, among other things, to indemnify its directors and executive officers against certain liabilities (other than liabilities arising from intentional or knowing and culpable violations of law) that may arise by reason of their status or service as directors or executive officers of the Company or other entities to which they provide service at the request of the Company and to advance expenses they may incur as a result of any proceeding against them as to which they could be indemnified. The Company believes that these provisions and agreements are necessary to attract and retain qualified directors and officers. The Company will obtain an insurance policy covering directors and officers for claims that such directors and officers may otherwise be required to pay.

Item 25. Other Expenses of Issuance and Distribution

        It is estimated that the expenses incurred in connection with distribution of the shares of common stock being offered will be as follows:

Item	Expenses to be paid by Turbine Truck Engines
Accounting General & Administrative Printing Expense - Final Prospectus Standard & Poor's Transfer Agent Total offering expense	$10,000.00 * 25,000.00 * 7,500.00 * 5,000.00 * 2,500.00 * $50,000.00 *

* These figures represent estimations by management.

Item 26. Recent Sales of Unregistered Securities

        The following sets forth information concerning unregistered sales of common stock of the Company. These were private placement transactions and did not involve any public solicitation or advertisement in any way. Investors all had pre-existing relationships with the Company. The Company raised a total of $241,000 pursuant to Rule 506 of Regulation D under the Securities Act of 1933, as amended.

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Date	Purchased Stock	Price Per Share	Amount	Class of Shares
8/24/01
----------------
9/12/01
----------------
9/21/01
----------------
4/1/02
----------------
5/16/02
----------------
5/20/02
----------------
7/11/02
----------------
10/31/02
----------------
11/4/02
----------------
1/18/03
----------------
2/18/03
----------------
2/21/03
----------------
2/25/03
----------------
7/22/03
----------------
9/1/03
----------------
9/22/03
----------------
Total	10,000
----------
 10,000
----------
 30,000
----------
 35,000
----------
 40,000
----------
 50,000
----------
 75,000
----------
 10,000
----------
 10,000
----------
  5,000
----------
114,000
----------
 10,000
----------
 78,000
----------
 10,000
----------
 20,000
----------
 10,000
----------
517,000
----------	$ 0.50
-------
$ 0.50
-------
$ 0.50
-------
$ 0.50
-------
$ 0.50
-------
$ 0.50
-------
$ 0.50
-------
$ 0.50
-------
$ 0.50
-------
$ 0.50
-------
$ 0.50
-------
$ 0.50
-------
$ 0.50
-------
$ 0.50
-------
$ 0.50
-------
$ 0.50
-------
$ 5,000.00
----------------
$ 5,000.00
----------------
$ 15,000.00
----------------
$ 17,500.00
----------------
$ 20,000.00
----------------
$ 25,000.00
----------------
$ 37,500.00
----------------
$ 5,000.00
----------------
$ 5,000.00
----------------
$ 2,500.00
----------------
$ 57,000.00
----------------
$ 5,000.00
----------------
$ 39,000.00
----------------
$ 5,000.00
----------------
$ 10,000.00
----------------
$ 5,000.00
----------------
$ 258,500.00
----------------	Common shares
---------------------
Common shares
---------------------
Common shares
---------------------
Common shares
---------------------
Common shares
---------------------
Common shares
---------------------
Common shares
---------------------
Common shares
---------------------
Common shares
---------------------
Common shares
---------------------
Common shares
---------------------
Common shares
---------------------
Common shares
---------------------
Common shares
---------------------
Common shares
---------------------
Common shares
---------------------

Undertakings

        This offering is being conducted on a continuous basis pursuant to Rule 415 of the Securities Act of 1933. The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement.

1.1.	To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933.

1.2.	To reflect in the Prospectus any facts or events arising after the date of the Prospectus (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information, set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

1.3.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

II-2

        In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or pad by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in that Act and will be governed by the final adjudication of such issue.

Item 27. Exhibits

Exhibit #

3.i 3.ii 5 10 10.1 10.2 10.3 10.4 10.5 10.6 10.7 10.8 23.1 23.2 99 99.1	Articles of Incorporation and Amendments (1)
By-Laws (1)

Opinion re: Legality

Material contracts:
License Agreement with Alpha Engines Corp., dated July 22, 2002 (1)
Exercise of License Agreement , dated July 22, 2002 (1)
Consulting Agreement with Robert L. Scragg, dated July 1, 2002 (1)
Promissory Note with Alpha Engines Corp., dated July 22, 2002 (1)
Extension of Promissory Note, dated June 19, 2003 (1)
Non-Exclusive Contract of Engagement between Bradford Capital Inc. and Turbine Truck Engines, dated August 30, 2001 (1)
Agency Contract with Vladan Ivankovic, dated September 25, 2001 (1)
Proxy to Vote Corporate Shares from Alpha Engines Corp., dated October 1, 2002 (1)

Consent of Counsel (included in Exhibit 5)
Consent of Pender Newkirk & Company

Additional Exhibits
Escrow Agreement with SouthTrust Bank, dated September 11, 2003 (1)

____________________________
1.     Incorporated by reference to our Registration Statement on Form SB-2 filed September 25, 2003, file number 333-109118

II-3

SIGNATURES

        In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Deland, Florida on 9th day of February, 2004.

TURBINE TRUCK ENGINES, INC.

/s/ Michael Rouse
Michael Rouse, Chief Executive Officer and
Chairman of the Board
(Principal Executive Officer
Principal Financial Officer and
Principal Accounting Officer)

        In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Date: February 9, 2004 Date: February 9, 2004	/s/ Jay G. Hilden Jay G. Hilden, President, Chief Operating Officer and Director /s/ Phyllis J. Rouse Phyllis J. Rouse, Vice President, Secretary/Treasurer and Director

II-4